Monaker Group, Inc. 10-K/A

Exhibit 31.4

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mr. Sirapop “Kent” Taepakdee, certify that:

1. I have reviewed this Form 10-K/A of Monaker Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 25, 2020	By: /s/ Mr. Sirapop “Kent” Taepakdee
Mr. Sirapop “Kent” Taepakdee
Acting Chief Financial Officer
(Principal Accounting/Financial Officer)